SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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CYPRESS BIOSCIENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CYPRESS BIOSCIENCE, INC.
4350 Executive Drive, Suite 325
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2002

TO THE STOCKHOLDERS OF CYPRESS BIOSCIENCE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Bioscience, Inc., a Delaware corporation (the “Company”), will be held on Thursday, July 25, 2002 at 11:00 a.m. local time at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037 for the following purposes:

1.  To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

2.  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

3.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on June 13, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Jay D. Kranzler
Chief Executive Officer and Secretary
San Diego, California
June 25, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CYPRESS BIOSCIENCE, INC.
4350 EXECUTIVE DRIVE, SUITE 325
SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

July 25, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Cypress Bioscience, Inc., a Delaware corporation (“Cypress” or the “Company”), for use at the Annual Meeting of Stockholders to be held on July 25, 2002, at 11:00 local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037. The Company intends to mail this proxy statement and accompanying proxy card on or about June 25, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on June 13, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 13, 2002 the Company had outstanding and entitled to vote 13,158,186 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum under the Company’s Amended and Restated Bylaws will be present if at least a one-third of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner (“broker non-votes”). Abstentions and broker non-votes will be counted as present in determining whether a quorum exists. Abstentions will have the same effect as a vote against the proposals and broker non-votes will be disregarded and have no effect on the outcome of the vote on the proposals.

Voting Via the Internet or by Telephone

Most stockholders whose stock is held in street name may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures used by brokers, banks or other agents are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

This proxy is sent to stockholders by American Stock Transfer and Trust Company (“AST”). AST does not offer telephone and Internet voting and as a result, stockholders of record may not vote their shares telephonically or via the Internet.

For Shares Registered in the Name of a Broker or Bank

Most of the Company’s stockholders who hold shares in street name may vote their shares by accessing the website or calling the number specified on the voting instruction card provided by their brokers, banks or other agent. Stockholders should check their voting instruction card for Internet and telephone voting ability.

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Pacific time on July 24, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 4350 Executive Drive, Suite 325, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 25, 2003. Unless a stockholder who wishes to bring a matter before the stockholders at the Company’s 2003 annual meeting of stockholders notifies the Company of such matter prior to May 11, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The number of directors is currently set at seven and the Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2002. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the Annual Meeting and for the Company’s executive officers that are not directors.

Nominees for Election for a Three-year Term Expiring at the 2005 Annual Meeting

Larry Kessel

Larry J. Kessel, M.D., FACP, age 48, was elected by the Board of Directors to serve as a director in October 1999. Currently, Dr. Kessel is in private practice in internal and geriatric medicine. In addition, since 1985 Dr. Kessel has served as a medical director at Integrated Health Services, a conglomerate involved in geriatric care. Dr. Kessel is on the Board of Directors of the Gemini Fund, and has also been a director of Polarx and Genta, both biotechnology companies. Dr. Kessel is also board certified in internal medicine and geriatric medicine and is a fellow of the American College of Physicians.

Charles B. Nemeroff

Charles B. Nemeroff, M.D., Ph.D., age 52, was elected by the Board of Directors to serve as a director in March 2001. Currently, Dr. Nemeroff is the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at the Emory University School of Medicine in Atlanta, Georgia. He serves on the Mental Health Advisory Council of the National Institute of Mental Health and the biomedical Research Council for NASA. Dr. Nemeroff is the President of the American College of Psychiatrists and past President of the American College of Neuropsychopharmacology. He serves as the Editor-in-Chief of Psychopharmacology Bulletin, Associate Editor of Biological Psychiatry and is the co-Editor-in-Chief of both Critical Reviews in Neurobiology and Depression and Anxiety. Dr. Nemeroff has received numerous awards for his research including the Bowis Award from the American College of Psychiatrists and the Menninger Prize from the American College of Physicians.

The Board Of Directors Recommends
A Vote In Favor Of Both Named Nominees.

Directors Continuing in Office Until the 2003 Annual Meeting

Sheldon Drobny

Sheldon Drobny, age 56, was elected by the Board of Directors to serve as a director in June 2001. Mr. Drobny is a certified public accountant and winner of the Elijah Watts Sells award. Mr. Drobny has been a partner in the Northbrook, Illinois based accounting firm of Adler Drobny Fischer since 1971 and is admitted to practice before the U.S. Tax Court as a non-attorney. Mr. Drobny worked for the Internal Revenue Service from 1967 to 1971 as an auditor, supervisor and instructor. Mr. Drobny currently serves as Chairman and Managing Director of the Paradigm Group, L.L.C., and is on the board of directors of Vertaport, Inc. and Alternative Medicine, Inc. Mr. Drobny received his BS in accounting from Roosevelt University. He has been an author and lecturer in the field of accounting and taxation.

Martin B. Keller

Martin B. Keller, M.D., age 54, was elected by the Board of Directors to serve as a director in May 2001. Dr. Martin Keller has been the Mary E. Zucker Professor and Chairman of the Department of Psychiatry and Human Behavior at the Brown University School of Medicine in Providence, Rhode Island since 1989. He is also Executive Psychiatrist-in-Chief at the Brown University affiliated hospitals. Dr. Keller is a consultant to various pharmaceutical companies including Bristol-Myers Squibb, Eli Lilly, Forest Laboratories, Janssen, Merck, Inc, Organon, Otsuka Pharmacia/Upjohn, Pharmastar, Pfizer, Inc. and Wyeth-Ayerst Laboratories. In addition, he serves on the scientific advisory board of numerous pharmaceutical companies including Bristol-Myers Squibb, Cephalon, Cyberonics, Inc., Eli Lilly, Forest Laboratories, Merck, Inc, Mitsubishi, Organon, Pfizer, Sepracor, Scirex, SmithKline Beecham, Somerse, Vela Pharmaceuticals and Wyeth-Ayerst. Dr. Keller received his BA from Dartmouth College and his medical training at Cornell University, and completed a medical internship at Bellevue Medical Center in New York City and a psychiatric residency at Massachusetts General Hospital in Boston.

Jay D. Kranzler

Jay D. Kranzler, M.D., Ph.D., age 44, was appointed as the Company’s Chief Executive Officer and Vice-Chairman in December 1995. In April 1998, Dr. Kranzler was appointed as Chairman of the Board. In October 2000, Dr. Kranzler was appointed as the Company’s Secretary. From January 1989 until August 1995, Dr. Kranzler served as President, Chief Executive Officer and a director of Cytel Corporation, a publicly held biotechnology company. Dr. Kranzler has been an adjunct member of the Research Institute of Scripps Clinic since January 1989. Before joining Cytel, from 1985 to January 1989, Dr. Kranzler was employed by McKinsey & Company, a management-consulting firm, as a consultant specializing in the pharmaceutical industry.

Directors Continuing in Office Until the 2004 Annual Meeting

Samuel D. Anderson

Samuel D. Anderson, age 66, was elected by the Board of Directors to serve as a director in April 1998. Currently, Mr. Anderson is an independent consultant. From 1990 to 1991, he was the President and Chief Executive Officer of Trancel Corporation, a biotechnology company. From 1984 to 1989 Mr. Anderson was the Chief Executive Officer of Alpha Therapeutics Corporation, a blood plasma fractionator, and between 1989 and 1990 served as its Chairman of the Board. Mr. Anderson is currently Chairman of the Board of Hycor, a publicly traded company, and is also a Board member of publicly traded SeraCare.

Jack H. Vaughn

Jack H. Vaughn, age 81, has served as a director since 1991. Mr. Vaughn is a retired foreign service officer, his last post having been ambassador to Colombia. Mr. Vaughn has been a director of the Nature Conservancy, Columbia Pictures and Allegheny & Western Energy Corporation.

Non-Director Executive Officers

John N. Bonfiglio

John N. Bonfiglio, Ph.D., age 47, was appointed as the Company’s Chief Operating Officer and Executive Vice President in June 2001. Dr. Bonfiglio has most recently served as President and Chief Executive Officer of Peregrine Pharmaceuticals (formerly known as Techniclone Corporation). Dr. Bonfiglio joined Techniclone in 1997 in the capacity of Vice President of Business Development. In 1998, he was promoted to Vice President Technology and Business Development and also held the title of interim Vice President Regulatory and Clinical Affairs. In November 1999, the Techniclone Board of Directors appointed him Interim President. He assumed the fulltime position of President and CEO in May 2000. Prior to his tenure at Techniclone, Dr. Bonfiglio was Director of Strategic Business at Baxter Healthcare Corporation. He also served in a variety of key business development, marketing and research and development positions at Allergan, Inc. Dr. Bonfiglio holds an MBA from Pepperdine University, and a Ph.D. in organic chemistry from the University of California, San Diego.

R. Michael Gendreau

R. Michael Gendreau, M.D., Ph.D., age 46, was appointed as the Company’s Vice President of Research and Development and Chief Medical Officer in December 1996 and is currently serving as the Vice President of Development and Chief Medical Officer. Dr. Gendreau joined the Company in 1994 and held various positions from 1994 through 1996, including Executive Director of Scientific Affairs. From 1991 to 1994, Dr. Gendreau was Vice President of Research and Development and Chief Medical Officer for MicroProbe Corporation, a developer and manufacturer of DNA probe-based diagnostic equipment.

Sabrina Martucci Johnson

Sabrina Martucci Johnson, age 36, was appointed as the Company’s Vice President of Marketing in March 2001 and, in February 2002, she was appointed as the Company’s interim Chief Financial Officer and in April 2002, as the Company’s Chief Financial Officer. Ms. Johnson joined the Company in August 1998 and held various positions from 1998 through 2000, including Product Director, Executive Director of Marketing and Sales, and Vice President of Marketing and Sales. Ms. Johnson previously held marketing and sales positions with Advanced Tissue Sciences and Clonetics. Ms. Johnson has an MBA from the American Graduate School of International Management (Thunderbird) and a MSc. in Biochemical Engineering from the University of London. Ms. Johnson began her career in the biotechnology industry as a research scientist with Baxter Healthcare, Hyland Division.

Board Committees and Meetings

During the fiscal year ended December 31, 2001 the Board of Directors held ninemeetings and acted by unanimous written consent two times. The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Non–Executive Officer Stock Option Committee.

The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, oversees the independence of the independent auditors, evaluates the independent auditors’ performance, receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls and reviews with financial management and the independent auditors the financial statements to be included in the Company’s annual report on Form 10-K and the quarterly reports on Form 10-Q prior to their filings or prior to the applicable earnings release. The Audit Committee is composed of three directors: Mr. Vaughn (Chairman), Mr. Drobny and Mr. Anderson. Apart from participating and conducting business at four regularly scheduled board meetings, it met separately two times during 2001. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards).

The Compensation Committee makes recommendations on management’s salaries and incentive compensation, awards stock options to executives under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed of three directors: Mr. Anderson (Chairman), Mr. Vaughn and Dr. Kessel. It met four times during 2001 and acted by unanimous written consent one time.

The Stock Option Committee considers and recommends to the Board of Directors the amount and terms of stock options to be granted to officers and employees. The Stock Option Committee is composed of two directors, Mr. Anderson and Dr. Kessel. It did not meet during 2001. The Non-Executive Officer Stock Option Committee was created by the Stock Option Committee in February 1996. It has the authority to grant certain numbers of options to employees who are not the Company’s executive officers, subject to the limitation that the number of options granted by the Non-Executive Officer Stock Option Committee cannot exceed 250,000 each period between Board meetings. The Non-Executive Officer Stock Option Committee is comprised of one director, Dr. Kranzler.

During the year ended December 31, 2001, all directors except Dr. Nemeroff attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. Dr. Nemeroff, who joined the Board in March 2001, attended the majority of the regular scheduled meetings, but, he was unable to attend three meetings due to scheduling conflicts that pre-dated his appointment to the Board.

Scientific Advisory Boards

The Company has recently established two scientific advisory boards to provide scientific and clinical support and guidance related to its development of products related to the treatment of functional somatic syndromes, including fibromyalgia syndrome. The areas of focus of the scientific advisory boards are fibromyalgia syndrome and psychopharmacology.

The Fibromyalgia Syndrome Advisory Board, or the FAB, is composed of Daniel J. Clauw, M.D., Director, Center for the Advancement of Clinical Research Professor of Medicine, at The University of Michigan; Robert Bennett, M.D., FRCP, FACP, FACR, Professor of Medicine at Oregon Health Sciences University; Laurence Bradley, Ph.D., Professor of Medicine at the University of Alabama, Birmingham; Jacques Caldwell, M.D., FACR, Medical Director for Radiant Research/Daytona Beach and Gainesville; Simon Carette, M.D., Mphil, FRCP, Professor of Medicine at University of Toronto; Leslie Crofford, M.D., Associate Professor, Division of Rheumatology at University of Michigan; Roy Fleischmann, M.D., Clinical Professor of Medicine at University of Texas Southwestern Medical Center; Don L. Goldenberg, M.D., Chief of Rheumatology at Newton-Wellesley Hospital; Daniel G. Malone, M.D., Associate Professor of Medicine, Section of Rheumatology, at the University of Wisconsin; Philip Mease, M.D., Clinical Professor at the University of Washington; Sanford Roth, M.D., Medical Director, Arizona Research and Education; I. Jon Russell, M.D., Ph.D., University of Texas Health Science Center; Stuart Silverman, M.D., FACP, FACR, Clinical Professor of Medicine and Rheumatology at UCLA; Daniel Wallace, M.D., FACP, FACR, Clinical Professor of Medicine at UCLA; Arthur L. Weaver, M.D., FACP, FACR, Director of Clinical Research at the Arthritis Center of Nebraska; and Muhammad B. Yunus, M.D., FACP, Professor of Medicine and Rheumatology at the University of Illinois College of Medicine. The focus of the FAB is to provide the Company guidance on (i) selecting and evaluating the pre-trial effectiveness of drug candidates, (ii) designing clinical trials, (iii) recruiting patients for studies from their practices, and (iv) collaborating with the Company on innovative scientific efforts directed at fibromyalgia syndrome.

The Psychopharmacology Advisory Board, or the PSYAB, is composed of Charles Nemeroff, M.D., Ph.D., the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at the Emory University School of Medicine in Atlanta, Georgia.; David Dunner, M.D., Director, Center for Anxiety and Depression, Department of Psychology and Behavioral Sciences at the University of Washington; Jan

Fawcett, M.D., Professor and Chairman, Department of Psychiatry at Rush-Presbyterian-St. Luke’s Medical Center; Martin B. Keller, M.D., Professor and Chairman, Department of Psychiatry and Human Behavior at Brown Medical School; Lorrin M. Koran, M.D., Professor (Clinical) Psychiatry and Behavioral Sciences at Stanford University Medical Center; K. Ranga Krishnan, M.B., Ch.B., Department of Psychiatry and Behavioral Sciences at Duke University; Charles F. Reynolds, M.D. University of Pittsburgh, Department of Psychiatry; and Stephen Stahl, M.D., Ph.D., UCSD, Department of Psychiatry. The PSYAB’s primary responsibility is assisting the Company in selecting and evaluating the potential effectiveness of drug candidates for the treatment of fibromyalgia syndrome and designing clinical trials for these compounds.

Report of the Audit Committee of the Board of Directors1

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2001.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent auditors. The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and has discussed with Ernst and Young LLP their independence from the Company.

The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of National Association of Securities Dealers.

The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10–K for the year ended December 31, 2001.

Audit Committee

Samuel D. Anderson
Sheldon Drobny
Jack H. Vaughn, Chairman

1
This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”), as amended or the Securities Exchange Act of 1934 (the “Exchange Act”), whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected E&Y as the Company’s independent auditors for the year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. E&Y has audited the Company’s financial statements since the year ended December 31, 1994. Representatives of E&Y are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of E&Y as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

During the fiscal year ended December 31, 2001, the aggregate fees billed by E&Y for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $93,400.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2001, E&Y did not provide any information technology consulting services to the Company.

All Other Fees

During fiscal year ended December 31, 2001, the aggregate fees billed by E&Y for professional services other than audit fees was $32,483, which includes the 2001 tax filing fee.

The Audit Committee has determined the rendering of other non-audit services by E&Y is compatible with maintaining the auditor’s independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of May 31, 2002 by: (i) all those known by the Company to be beneficial owners of more than five percent of its common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.
	Beneficial Ownership(2)
Beneficial Owner(1)	Number of Shares	Percent of Total
Paramount Capital Asset Management, Inc. 787 Seventh Avenue, 44th Floor New York, NY 10019(3)	2,518,280	18.67%

Perceptive Life Sciences Master Fund, Ltd. c/o First New York Securities 850 3rd Avenue New York, NY 10022(4)	2,292,694	16.47%

OrbiMed Advisors 767 Third Ave 30th Floor New York, NY 10017(5)	1,950,000	14.12%

Clearwater Fund 611 Druid Road East, Suite 200 Clearwater, Fl 33756(6)	1,214,571	9.13%

R. Michael Gendreau(7)	91,048	*
Sabrina Martucci Johnson(8)	20,015	*
Jay D. Kranzler(9)	649,876	4.8%
John Bonfiglio(10)	71,387	*
Samuel D. Anderson(11)	20,909	*
Sheldon Drobny(12)	65,612	*
Martin B. Keller(13)	15,612	*
Larry J. Kessel(14)	119,777	*
Charles Nemeroff(15)	20,480	*
Jack H. Vaughn(16)	15,554	*
All Directors and Executive Officers as a Group (10 persons)(17)	1,090,270	7.8%

*	Less than one percent
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as shown otherwise in the table, the address of each stockholder listed is in care of Cypress Bioscience Inc. at 4350 Executive Drive, Suite 325, San Diego, California, 92121.

(2)	Percentage of beneficial ownership is based upon 13,158,186 the Company’s common stock outstanding as of May 31, 2002.
(3)
Lindsay A. Rosenwald, MD is the managing member of Orion Biomedical GP, LLC (“Orion GP”). Orion GP is the general partner to Orion Biomedical Fund, L.P. and Orion Biomedical Offshore Fund, LP (collectively with Orion Biomedical Fund, L.P., the “Orion Funds”). Dr. Rosenwald is also chairman and sole stockholder of Paramount Capital Asset Management, Inc. (“PCAM”) which is the managing member of each of Aries Select I LLC (“Aries I”) and Aries Select II LLC (“Aries II”), each a Delaware limited liability company, and is investment manager of Aries Select, Ltd., a Cayman Island exempted company

(“Aries Limited” and collectively with Aries I and Aries II, the “Aries Funds”). As a result, Dr. Rosenwald and PCAM may be deemed to have voting and investment control over the securities of the issuer owned by the Aries Funds under Rule 16a-(a)(1) of the Exchange Act. Additionally, Dr. Rosenwald and Orion GP may be deemed to having voting and investment control over the securities of the issuer owned by the Orion Funds under Rule 16a-(a)(1) of the Exchange Act. Dr. Rosenwald and PCAM disclaim beneficial ownership of the securities held by the Aries Funds, and Dr. Rosenwald and Orion GP disclaim beneficial ownership of the securities held by the Orion Onshore and Orion Offshore, except to the extent of their pecuniary interest therein, if any. The Aries Funds collectively beneficially own 1,784,523 shares of common stock. The Orion Funds collectively own 404,858 shares of common stock and warrants to purchase 202,428 shares of common stock. Dr. Rosenwald currently owns warrants to purchase126,471 shares of common stock.

(4)	Includes warrants to purchase 764,231 shares of common stock.
(5)
Includes 245,000 shares of common stock and warrants to purchase 122,500 shares of common stock held by Caduceus Capital II, L.P. (the “Caduceus II”), 500,000 shares of common stock and warrants to purchase 250,000 shares of common stock held by Paine Webber Eucalyptus Fund, L.L.C. (“Eucalyptus L.L.C”), 65,000 shares of common stock and warrants to purchase 32,500 shares of common stock held by Paine Webber Eucalyptus Fund, Ltd (“Eucalyptus Ltd”), and 490,000 shares of common stock and warrants to purchase 245,000 shares of common stock held by Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust (“Winchester”). OrbiMed Advisors manages Caduceaus II, Eucalyptus L.L.C., Eucalyptus Ltd, and Winchester, and may be deemed to have investment control over these shares.

(6)
Includes 303,643 shares of common stock and warrants to purchase 151,821 shares of common stock held by Clearwater Fund I L.P. (the “Clearwater Fund”), and 303,643 shares of common stock and warrants to purchase 151,821 shares of common stock held by Clearwater Offshore Fund Ltd. (the “Clearwater Offshore”). Mr. Heye is a general partner of Clearwater Fund and a trading manager of Clearwater Offshore and may be deemed to share voting and investment control over these shares.

(7)	Includes 78,023 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002.
(8)	Includes 20,016 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002.
(9)
Includes 444,769 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002. Includes 39,937 shares of common stock held by the Company’s 401(k) plan for which Dr. Kranzler, as trustee of the 401(k) plan, has voting rights to such shares. Also includes 40,485 shares of common stock and warrants to purchase 20,242 shares of common stock held by the Kranzler Living Trust, for which Dr. Kranzler is a trustee.

(10)	Includes 70,687 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002.
(11)
Includes 15,284 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002, such shares are held by the Samuel D. Anderson Trust, for which Mr. Anderson is the sole trustee.

(12)	Also includes 15,612 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002. Includes 50,000 shares of common stock held by Anita Drobny, Mr. Drobny’s spouse.
(13)	Includes 15,612 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002.
(14)
Includes 5,403 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002. Includes a warrant to purchase 25,000 shares of common stock. Also includes 250 shares of common stock held by Shirley Kessel, Dr. Kessel’s spouse.

(15)	Includes 20,480 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002.
(16)	Includes 13,429 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002.

(17)	Includes 699,314 shares of common stock issuable pursuant to options exercisable within 60 days of May 31, 2002 and warrants to purchase 45,242 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, except as set forth in the next sentence based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. Two reports covering two separate transactions, were filed late by Dr. Kessel and Mr. Vaughn.

EXECUTIVE COMPENSATION

Compensation of Directors

In the year ended December 31, 2001, each of the Company’s non-employee directors received between $6,000 and $24,000 for such person’s service as a director. In the year 2002, each of the Company’s nonemployee directors will be entitled to receive $24,000 for service as a non-employee director. During the year ended December 31, 2001, the Company’s non-employee directors received the following cash compensation for their service as a director: Mr. Anderson received $24,000, Dr. Kessel received $24,000, Mr. Vaughn received $21,000, Dr. Nemeroff received $18,000, Dr. Keller received $16,000 and Mr. Drobny received $14,000. Dr. Rogers who resigned on March 22, 2001 received $6,000 in cash compensation for services as a director during 2001. Directors who are also employees of the Company do not receive any fee for their service as directors or for their service on any committee of the Board. In the year 2002, Dr. Nemeroff will be entitled to receive $24,000 for services as a member of the Company’s Psychopharmacology Advisory Board. All of the Company’s directors are reimbursed for their out-of-pocket travel and accommodation expenses incurred in connection with their service as the Company’s directors.

Each of the Company’s directors may receive stock option grants under the 1996 Equity Incentive Plan (the “1996 Plan”) and the 2000 Equity Incentive Plan, as amended (the “2000 Plan”). On March 20, 2001, the following option grants were granted to the Company’s directors under the 1996 Plan:

Name	Shares Underlying Options(#)
Samuel D. Anderson	3,124
Jack H. Vaughn	2,655
Larry J. Kessel	3,280
Jay Kranzler	126,136

The Company granted an option to purchase 12,500 shares of the Company’s common stock to Dr. Keller on May 12, 2001, to Mr. Drobny on June 11, 2001 and to Dr. Nemeroff on April 2, 2001, in connection with their initial appointment to the Board.

The 1996 Plan and the 2000 Plan (collectively the “Plans”) provide for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards. Incentive stock options granted under the Plans are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”). Nonstatutory stock options, such as those granted to non-employee directors under the Plans, are not intended to qualify as incentive stock options under the Code. With the exception of options issued to stockholders holding more than 10% of the Company’s stock, the exercise price of incentive stock options issued under the Plans may not be less than 100% of the fair market value on the date of grant, and the exercise price of nonstatutory stock options issued under the Plans may not be less than 85% of fair market value. The maximum term of options under the Plans is typically ten years, except that the term is five years for options issued under the Plans to stockholders holding more than 10% of the Company’s stock. The 1996 Plan will terminate on January 17, 2006 and the 2000 Plan will terminate on May 3, 2010, unless either of the Plans is earlier terminated by the Board. In the event of a sale of substantially all of the Company’s assets, specified types of merger, or other corporate reorganization, any surviving corporation shall assume awards outstanding under the Plans or substitute similar awards for those outstanding under the Plans and in the event the surviving corporation fails to assume such options, the vesting of all outstanding options shall be accelerated and the options will terminate if not exercised immediately prior to the sale or merger.

In May 2000, the Board of Directors adopted a resolution to provide that the vesting of all existing and future stock options held by non-employee directors will be accelerated upon a change of control in the Company which includes the sale of substantially all of the Company’s assets, specified types of merger, or other corporate reorganization.

In addition, in April 2001, the Board approved automatic yearly option grants for each of its non-employee directors. On January 1 of each year (or the next business day) beginning in 2002, each non-employee director is automatically granted under the 2000 Plan, without further action, an option to purchase 5,000 shares of the Company’s common stock (the “Annual Automatic Grants”). The exercise price of options granted under the 2000 Plan is the fair market value of the common stock subject to the option on the date of the option grant, as determined under the 2000 Plan. The Annual Automatic Grants will vest on a daily basis over a period of one year. The term of options granted under the 2000 Plan is 10 years.

The Company also has consulting arrangements with Mr. Anderson, Dr. Kessel and Dr. Nemeroff that are described under the caption “Certain Transactions.”

Option Cancel and Regrant Information

On June 27, 2001, the Company implemented an option cancel and regrant program. Pursuant to the option cancel and regrant program, the exercise price of certain options held by certain of the Company’s executive officers and directors which included options held by Dr. Kranzler, Dr. Gendreau, Mr. Anderson, Dr. Kessel and Mr. Vaughn, were exchanged for options with an exercise price of $2.50, the fair market value of the Company’s common stock on June 27, 2001, the date the option cancel and regrant program was effected. As a condition to participating in the option cancel and regrant program, optionees who elected to surrender their old options for the replacement options had to exercise at least 20% of the replacement options on June 27, 2001. In addition, the replacement options expire no later than the earlier of the expiration date of the original option grant, or June 27, 2006. Dr. Kranzler exercised his option to purchase 101,319 shares pursuant to a promissory note that was issued by the Company and is secured by his stock. The outstanding principal amount of the promissory note is due on June 27, 2006, and the interest is payable annually. The principal amount of the loan is $189,973.12. The interest rate is variable, adjusted monthly and is two points above the federal funds rate. The Board of Directors determined that the option cancel and regrant program was necessary to encourage the executive officers and directors named above to remain service providers to the Company and to exert their maximum efforts on the Company’s behalf.

The following is a description of the number of options received by each of the directors pursuant to the option cancel and regrant program on June 27, 2001:

Name	Shares Underlying Options(#)
Samuel D. Anderson	12,500
Jack H. Vaughn	10,625
Larry J. Kessel	13,124
Jay Kranzler	506,593

The following table shows certain information concerning the options received pursuant to the option cancel and regrant program by the Company’s executive officers listed in the Summary Compensation Table.

Ten Year Option/SAR Repricings

Name	Date	Number of Securities Underlying Options/ SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)		Exercise Price at Time of Repricing or Amendment ($)		New Exercise Price ($)		Length of Original Option Term Remaining at Date of Repricing or Amendment
Jay D. Kranzler	6/27/01	346,915		$2.50		$12.00		$2.50	4.6 years
Chief Executive Officer, and Chairman of the Board of Directors	6/27/01 6/27/01	34,679 124,999	$ $	2.50 2.50	$ $	13.00 22.50	$ $	2.50 2.50	6.2 years 8.7 years

R. Michael Gendreau	6/27/01	1,500		$2.50		$17.00		$2.50	3.6 years
Vice President Development and Chief Scientific Officer	6/27/01 6/27/01 6/27/01 6/27/01 6/27/01	13,625 15,625 6,250 12,500 15,625	$ $ $ $ $	2.50 2.50 2.50 2.50 2.50	$ $ $ $ $	14.00 16.15 11.50 18.75 22.50	$ $ $ $ $	2.50 2.50 2.50 2.50 2.50	3.9 years 4.10 years 6.6 years 7.1 years 8.7 years

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other three most highly compensated executive officers at December 31, 2001:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Base Salary($)		Bonus($)	Shares Underlying Options(#)	All Other Compensation ($)
Jay D. Kranzler, M.D., Ph.D.,	2001	$438,000	(1)	$—	—	$12,060	(2)
Chief Executive Officer, Secretary and	2000	388,022		264,000	124,999	12,060	(3)
Chairman of the Board	1999	305,500		150,000	—	12,800	(4)
John N. Bonfiglio	2001	$160,633		$—	—	$8,988	(5)
Chief Operating Officer and Executive Vice President
R. Michael Gendreau, M.D.	2001	$230,000		$—	—	$10,500	(6)
Vice President Research and Development and	2000	246,273		125,000	15,625	10,500	(7)
Chief Medical Officer	1999	191,500		75,000	—	10,000	(8)
Sabrina Martucci Johnson(9)	2001	$106,418		$—	—	$9,442	(10)
Chief Financial Officer and Vice President Marketing	2000	101,014		300	4,687	10,131	(11)

(1)	Includes $11,000 of salary payments for 2000 pursuant to the third amendment to the employment agreement with Dr. Kranzler entered into in January 2001.
(2)	Includes $1,560 paid by the Company on behalf of Dr. Kranzler for life insurance premiums during 2001, and $10,500 of contributions made by the Company under its 401(k) plan.
(3)	Includes $1,560 paid by on behalf of Dr. Kranzler for life insurance premiums during 2000, and $10,500 of contributions made by the Company under its 401(k) plan.
(4)	Includes $2,800 paid by the Company on behalf of Dr. Kranzler for life insurance premiums during 1999, and $10,000 of contributions made by the Company under its 401(k) plan.
(5)	Includes $8,988 of contributions made by the Company on behalf of Mr. Bonfiglio under its 401(k) plan.
(6)	Represents $10,500 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 2001.
(7)	Represents $10,500 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 2000.
(8)	Represents $10,000 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 1999.
(9)
As a result of her employment with Fresenius Hemocare, Inc. (“Fresenius”) in connection with the restructuring of the Company’s license agreement with Fresenius, Ms. Johnson’s employment as the Company’s Vice President Marketing and Sales terminated in January 2001. Ms. Johnson was employed as a consultant by the Company prior to March 20, 2001, when she was rehired by the Company as our Vice President Marketing.

(10)	Represents $9,442 in contributions made by the Company on behalf of Ms. Johnson under its 401(k) plan during 2001.
(11)	Represents $10,131 in contributions made by the Company on behalf of Ms. Johnson under its 401(k) plan during 2000.

STOCK OPTION GRANTS, CANCELLATIONS AND EXERCISES IN LAST FISCAL YEAR

The Company grants options to its executive officers under its 1996 Plan and its 2000 Plan. As of December 31, 2001, options to purchase a total of 733,840 shares were outstanding under the 1996 Plan, options to purchase 41,067 shares remained available for grant under the 1996 Plan, and options to purchase a total of 328,300 shares were outstanding under the 2000 Plan and options to purchase 98,156 shares remained available for grant under the 2000 Plan. The 2000 Plan contains a provision whereby the total number of shares reserved for issuance under both the 1996 Plan and the 2000 Plan is increased quarterly such that the number equals 21.1% of the number of shares of the Company’s common stock issued and outstanding. There was a substantial increase in the pool available under our 2000 stock option plan as a result of the private financing that was completed in March 2002 and there are currently 868,042 options available for grant under the 2000 Plan.

On June 27, 2001, the Company implemented an option cancel and regrant program. Pursuant to the option cancel and regrant program, the exercise price of certain options held by certain of the Company’s executive officers and directors were exchanged for options with an exercise price of $2.50, the fair market value of the Company’s common stock on June 27, 2001, the date the option cancel and regrant program was effected. As a condition to participating in the option cancel and regrant program, optionees who elected to surrender their old options for the replacement options had to exercise at least 20% of the replacement options on June 27, 2001. In addition, the replacement options expire no later than the earlier of the expiration date of the original option grant, or June 27, 2006.

The following table sets forth the aggregate number of options issued pursuant to the cancel and regrant program during the year ended December 31, 2001 to the Company’s executive officers pursuant to the option cancel and regrant program, including 101,319 shares which we immediately exercised by Dr. Kranzler and 13,025 shares that were immediately exercised by Dr. Gendreau, as also described above, “Option Cancel and Regrant Information.”

	Individual Grants
Name	Shares Underlying Options Cancelled and Regranted(#)	% of Total Cancelled and Regranted to Employees in Fiscal Year(%)(1)	Weighted Average Exercise Price Per Cancelled Share($)	Exercise Price Per Regranted Share($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%($)	10%($)
Jay Kranzler	346,915	60%	$12.00	$2.50	1/19/06	239,616	529,488
	159,678	28%	$17.75	$2.50	6/27/06	110,290	243,712

R. Michael Gendreau	1,500.2%		$17.00	$2.50	1/13/05	808	1,740
	13,625	2%	$14.00	$2.50	3/31/05	7,341	15,808
	15,625	6%	$16.15	$2.50	4/29/06	10,792	23,848
	34,375	3%	$18.80	$2.50	6/27/06	23,743	52,466

(1)	Based upon options to purchase a total of 576,239 shares of the Company’s common stock granted pursuant to the option cancel and regrant program during the fiscal year 2001.
(2)
The potential realizable value is based upon the assumption that the fair market value of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the common stock and overall market conditions, as well as the option holder’s continued employment through the vesting period.

The following table sets forth for the year ended December 31, 2001, certain information regarding options granted to, and held at year end by, the executive officers that were not part of the option cancel and regrant program.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options/SARs Granted(#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year(2)	Exercise Or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Jay Kranzler	126,136	31%	1.41	3/20/2011	111,850	283,450
John Bonfiglio	125,000	31%	1.71	6/22/2011	134,426	340,662
R. Michael Gendreau	16,276	4%	1.41	3/20/2011	14,433	36,575
Sabrina Martucci Johnson	13,750	3%	1.41	3/20/2011	12,193	30,899

(1)	Such options vest ratably and daily over a four–year period beginning on the date of grant.
(2)	Based on options to purchase a total of 401,162 shares of the Company’s common stock during the fiscal year 2001 which were not a part of the option cancel and regrant program.
(3)
The potential realizable value is based upon the assumption that the fair market value of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the common stock and overall market conditions, as well as the option holder’s continued employment through the vesting period.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year End Option Values

As a condition to participating in the option cancel and regrant program, optionees who elected to surrender their existing options for the replacement options had to exercise at least 20% of the replacement options on June 27, 2001. The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2001 by the Company’s executive officers as required by the Company’s option cancel and regrant program:

Name	Shares Acquired Upon Exercise(1)		% of Total Exercised by Employees in Fiscal Year (%)(2)	Exercise Price Per Share($)	Market Price Per Share at Exercise Date($)
Jay Kranzler	101,319	(3)	88%	$2.50	$2.50
R. Michael Gendreau	13,025		11%	$2.50	$2.50

(1)	The closing share price of the Company’s common stock was $2.50, as reported on The Nasdaq SmallCap Market, on the exercise date which was equal to the exercise price of $2.50 per share.
(2)	Based upon 115,249 shares of the Company’s common stock exercised by employees during 2001.
(3)
Dr. Kranzler exercised his option to purchase 101,319 shares pursuant to a promissory note that was issued by the Company and is secured by Dr. Kranzler’s stock. The outstanding principal amount of the promissory note is due on June 27, 2006, and the interest is payable annually. The principal amount of the loan is $189,973.12. The interest rate is variable, adjusted monthly at two points above the federal funds rate.

The following table sets forth certain information as of December 31, 2001, regarding options held by the Company’s executive officers. There were no stock appreciation rights outstanding at December 31, 2001.

	Number of Shares Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-The-Money Options as of FY-End($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jay Kranzler	394,232	141,553	$685,542	$313,297
John N. Bonfiglio	59,856	65,144	$144,253	156,997
R. Michael Gendreau	48,472	19,904	$85,488	$43,082
Sabrina Martucci Johnson	2,691	11,059	$7,303	$30,011

(1)	Calculation based upon $4.12 per share, the closing sales price of the underlying shares of common stock as reported on The Nasdaq SmallCap Market on December 31, 2001, minus the exercise price.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

In January 1996 the Company entered into an employment agreement with Dr. Kranzler, the Company’s Chairman of the Board and Chief Executive Officer. In January 2001, the Company amended its employment agreement with Dr. Kranzler. Pursuant to the amendment, Dr. Kranzler’s base salary is set at $427,000, effective September 1, 2000. In addition, in the event that Dr. Kranzler is terminated, Dr. Kranzler is entitled to severance payments equal to his base salary for one year after his termination. In the event Dr. Kranzler is replaced as our Chief Executive Officer, Dr. Kranzler may elect to continue in the position of executive Chairman of the Board, devoting up to 50% of his time capacity to such position, at a prorated base salary until December 31, 2003. As an alternative, Dr. Kranzler may elect to act solely as a non-executive Chairman of the Board, with no time commitment to the Company beyond acting as Chairman, and if he makes such election, Dr. Kranzler’s base salary shall be reduced to 25% of his base salary then in effect until December 31, 2003. Dr. Kranzler will receive this reduced compensation, based on which election he makes through December 31, 2003, even if Dr. Kranzler resigns as Chairman or Director and no longer devotes any time to the Company. In addition, in the event that (i) Dr. Kranzler is terminated without cause, (ii) the consummation of a merger, consolidation, corporate reorganization, (iii) acquisition of all or substantially all of the Company’s assets that does not provide for Dr. Kranzler to assume the duties of the Chief Executive Officer of the surviving entity, or (iv) any demotion or removal of Dr. Kranzler from the position of Chief Executive Officer, then the vesting of all of Dr. Kranzler’s outstanding options will be accelerated and all his options will be immediately exercisable.

In December 2001 the Company entered into a new employment agreement with Dr. R. Michael Gendreau, the Company’s Vice President of Development and Chief Medical Officer, which restated his previous employment agreement entered into in January 1996. Pursuant to the employment agreement, Dr. Gendreau’s base salary is set at $190,000, and he may be awarded a cash bonus based on his performance at the discretion of the Board. In the event Dr. Gendreau’s employment with the Company is terminated without cause, Dr. Gendreau will receive his base salary in effect for four months after such termination.

In June 2001, the Company entered into an employment agreement with Dr. John N. Bonfiglio, the Company’s Chief Operating Officer and Executive Vice President. Pursuant to the employment agreement, Dr. Bonfiglio receives a base salary of $260,000 and the possibility, at the discretion of the Board, of a cash and/or stock bonus based on individual and Company performance. In addition, Dr. Bonfiglio received an upfront payment of $5,000 to offset moving expenses and $2,000 per month to be used for living expenses, payable until the first year anniversary of his employment with the Company. In the event that Dr. Bonfiglio is terminated without cause prior to the first year anniversary of his employment with the Company, he is entitled to a severance payment of the greater of the remainder of his base salary for the rest of the one year term or the amount equal to three months base salary, and his options will be vested for the same term for which he receives his severance and the time during which he can exercise his options will be extended for a year after his termination date. In addition, in the event that Dr. Kranzler is no longer Chief Executive Officer and the Company begins a search for a replacement, Dr. Bonfiglio will have the option of continuing his employment with the Company or resigning within 90 days of hire of the new Chief Executive Officer and receiving the greater of the remainder of his base salary for the rest of the year, or six months base salary, and accelerated vesting of the number of shares subject to the option that would have vested had Dr. Bonfiglio remained employed with the Company during the six months following his termination date. The Company also agreed to give Dr. Bonfiglio 90 days advance notice of its intent not to renew his contract and in the event that his employment is terminated without this advance notice, he will be entitled to payment of his salary for each day that the 90 day notice period extends beyond the first anniversary of his employment, and continued vesting of his existing options during this time period.

Report Of Compensation Committee on Executive Compensation1

The Compensation Committee (the “Compensation Committee”) is currently composed of Mr. Anderson, Dr. Kessel and Mr. Vaughn, directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company’s executive compensation arrangements.

Compensation Philosophy

The Compensation Committee believes that a competitive, goal-oriented compensation policy is critically important to the creation of value for stockholders. To that end, the Compensation Committee has created an incentive compensation program intended to reward outstanding individual performance. The goals of the compensation program are to align compensation with business objectives and performance to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company’s progress and motivate them to enhance long-term stockholder value. The Company’s compensation program is intended to implement the following principles:

•	Compensation should be related to the value created for stockholders;

•	Compensation programs should support the short-term and long-term strategic goals and the Company’s objectives;

•	Compensation programs should reflect and promote the Company’s values and reward individuals for outstanding contributions to the Company’s success; and

•	Short-term and long-term compensation programs play a critical role in attracting and retaining well-qualified executives.

While compensation opportunities are based in part upon individual contribution, the actual amounts earned by executives in variable compensation programs are also based upon how the Company performs. The executive compensation for the Chief Executive Officer and all other executives is based upon three components, each of which is intended to serve the Company’s compensation principles.

Base Salary

Base salary is targeted at the competitive median for similar companies in the biotechnology industry. For the purpose of establishing these levels, the Compensation Committee compares its compensation structure from time to time with the companies that are located in San Diego as covered in a compensation survey of the San Diego biotechnology industry entitled Biotech Education Development Coalition.

Based upon its reviews of industry data, the Compensation Committee determined that the base salaries of the Chief Executive Officer and all other executive officers were appropriate and necessary to attract individuals of such high caliber within the biotechnology industry. The Compensation Committee reviews the salaries of the Chief Executive Officer and other executive officers each year and such salaries may be increased or decreased based upon (i) the individual’s performance and contribution, (ii) the Company’s performance and (iii) increases in median competitive pay levels.

Annual Incentives

The Company has a cash bonus program whereby bonus amounts are determined based upon the achievement of corporate goals and individual performance. Any bonus is based, in part, upon the Company’s performance and in part on individual performance. The Compensation Committee believes bonus amounts are similar to those paid by other companies in the biotechnology industry.

1
The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Long-Term Incentives

Long-term incentive compensation is provided through grants of options to purchase shares of the Company’s common stock to the Chief Executive Officer, other executive officers and other employees. The stock options are intended to retain and motivate all employees to improve the Company’s long-term performance. It is common in the biotechnology industry to grant stock options to all employees. Stock options have been granted to all of the Company’s full-time employees. Executives and other employees receive value from these grants only if the Company’s common stock appreciates over the long-term. The Compensation Committee believes the amount and value of such grants are based upon levels similar to other companies in the biotechnology industry. Generally, stock options are granted with an exercise price equal to prevailing market value. The stock options generally vest in increments over a period of years.

Compensation of the Chief Executive Officer

Dr. Kranzler, the Company’s Chief Executive Officer, assisted the Company in achieving certain of the Company’s goals in 2001. During 2000, in response to the sales of the PROSORBA column and resulting cash flow during the year, the Company entered into negotiations to restructure the exclusive distribution agreement with Fresenius with respect to the PROSORBA column. As a result of these negotiations, in January 2001 the Company received a payment of approximately $8.0 million for certain assets related to the PROSORBA column and an upfront payment for future column sales. In accordance with the policies noted above, and in consideration of Dr. Kranzler’s contributions to the Company, Dr. Kranzler’s base salary for 2001 was set at $427,000. The amount received for his 2001 salary represents a 7% increase over what Dr. Kranzler received for his 2000 base salary.

Option Cancel and Regrant Program

On June 27, 2001, the Company implemented an option cancel and regrant program. Pursuant to the option cancel and regrant program, the exercise price of certain options held by certain of the Company’s executive officers and directors which included options held by Jay Kranzler, R. Michael Gendreau, Samuel Anderson, Larry Kessel and Jack Vaughn, were exchanged for options with an exercise price of $2.50, the fair market value of the Company’s common stock on June 27, 2001, the date the option cancel and regrant program was effected. As a condition to participating in the option cancel and regrant program, optionees who elected to surrender their old options for the replacement options had to exercise at least twenty percent of the replacement options on June 27, 2001. In addition, the replacement options expire no later than the earlier of the expiration date of the original option grant, or June 27, 2006.

The Board of Directors determined that the option cancel and regrant program was necessary to encourage the executive officers and directors named above to remain service providers to the Company and to exert their maximum efforts on the Company’s behalf.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to the Company’s executive officers shall be designed to qualify as “performance-based compensation.”

Compensation Committee

Sam Anderson, Chairman
Larry Kessel, M.D.
Jack Vaughn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee are also employees or officers of the Company.

Performance Measurement Comparison(1)

The following Stock Price Performance Graph compares the Company’s cumulative total stockholder return on our common stock for the periods indicated with the cumulative total return of the NASDAQ OTC Index and the NASDAQ Pharmaceuticals Stock Index. The Company has not declared any dividends since our inception. The Board and the Compensation Committee recognize that the market price of our common stock is influenced by many factors, only one of which is our performance. The historical stock price performance shown on the Stock Price Performance Graph is not necessarily indicative of future stock price performance.

The above comparison assumes $100 was invested in the Company’s common stock and each index on December 31, 1996.

(1)
This Section is not “soliciting material”, is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

The Company has employment agreements with certain of its executive officers as described under the caption “Employment, Severance and Change of Control Agreements.” The Company has also granted stock options to certain of the Company’s directors and executive officers as described under the caption “Executive Compensation.” The Company also implemented an option cancel and regrant program which was available to the Company’s executive officers and directors and in connection with such program also extended a loan to Dr. Kranzler, all as described under the caption “Option Cancel and Regrant Information.”

Pursuant to the Company’s consulting agreement with Mr. Anderson dated February 1, 2001, Mr. Anderson agreed to serve as a consultant to the Company to assist on an as needed basis. Mr. Anderson is paid $2,000 per day for any days that exceed his commitment as a member of the Company’s Board of Directors. The Company paid Mr. Anderson $6,000 for his services in the year 2001.

Pursuant to the Company’s consulting agreement with Dr. Kessel dated October 28, 1999, Dr. Kessel agreed to spend on average of three days per month working on the Company’s behalf on clinical, sales and marketing issues. Dr. Kessel is paid $4,000 per month for his services under the agreement. The Company paid Dr. Kessel $48,000 for his services in the year 2001.

Pursuant to the Company’s consulting agreement with Dr. Nemeroff dated March 1, 2001, as amended and restated on December 21, 2001, Dr. Nemeroff agreed to serve as a consultant to perform services as a member of the Company’s Board of Directors and a member of the Company’s Psychopharmacology Advisory Board, as well as, to perform additional services on an as needed basis. As compensation for his services Dr. Nemeroff is entitled to receive $24,000 for his services as a member of the Company’s Board and $24,000 for his services as a member of the Company’s Psychopharmacology Advisory Board. In addition, Dr. Nemeroff will receive $2,000 per day for any other services he provides to the Company. Dr. Nemeroff received an option to purchase 12,500 shares of the Company’s common stock upon his election to the Board; and an option to purchase 12,500 shares of the Company’s common stock in January 2002 pursuant to the terms of the amended agreement. Dr. Nemeroff may also receive additional compensation of either $100,000 in cash or shares of the Company’s common stock equal to $100,000 if the Board determines, in their sole discretion, that he actively and substantially participated and assisted in the Company’s achievement of certain milestones including the following: identification, introduction, negotiation and completion of a significant strategic collaboration or similar transaction with any third party that the Company is pursuing; completion of a licensing transaction in which the Company licenses a pre–clinical or clinical compound or technology related to any indication that it is pursuing; or the completion of any other significant strategic transaction.

On March 28, 2002, the Company issued and sold shares of the Company’s common stock and warrants to purchase shares of its common stock for an aggregate purchase price of $17 million in a private financing. Paramount Capital, Inc., one of the placement agents in the financing, is affiliated with Paramount Capital Asset Management, Inc., the beneficial owner of 18.67% of the Company’s stock of May 31, 2002. In exchange for its services as a placement agent, Paramount received a cash commission of $594,040 and a warrant to purchase 343,573 shares of the Company’s common stock.

Tim McInerney and Scott Katzmann both participated in the financing and are Senior Managing Directors at Paramount. In addition, Lindsay Rosenwald, the President of Paramount Capital Asset Management, Inc., is a managing member of Orion Biomedical Fund, LP and Orion Biomedical Offshore Fund, LP, both of which participated in the financing.

Dr. Larry Kessel, a member of our Board of Directors, Daniel Kessel, Dr. Kessel’s brother, and Dr. Jay Kranzler, our Chief Executive Officer and the Chairman of the Board of Directors also participated in the financing.

The Company’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify the Company’s other officers, employees and their agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person who it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Cypress Bioscience, Inc., attention: Investor Relations, 4350 Executive Drive, Suite 325, San Diego, California 92121 or contact Investor Relations at (858) 452–2323. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jay D. Kranzler
Chief Executive Officer and Secretary

June 25, 2002

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, Cypress Bioscience, Inc., 4350 Executive Drive, Suite 325, San Diego, California 92121.

                            CYPRESS BIOSCIENCE, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 25, 2002

     The undersigned hereby appoints Jay D. Kranzler and Sabrina Martucci
Johnson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress
Bioscience, Inc. (the "Company") which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders of Cypress Bioscience, Inc. to be
held on July 25, 2002 at 11:00 a.m. local time at the La Jolla Marriot, located at 4240 La Jolla Village Drive, La Jolla, California 92037, and at any and all
postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this proxy will be voted FOR the nominees listed in proposal 1 and FOR proposal 2, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

Management recommends a vote for the nominees for director listed below.

Proposal 1:  To elect two directors to hold office until the 2005 Annual Meeting of stockholders.

[ ]  For all nominees listed below     [ ]  Withhold Authority to vote for all
     (except as marked to the               nominees listed below.
     contrary below).

     Nominees:  Larry J. Kessel
                Charles B. Nemeroff

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s)
below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   (Continued and to be signed on other side)

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                          (Continued from other side)

Management recommends a vote for proposal 2.

Proposal 2          To ratify the selection of Ernst & Young LLP as the
                    Company's independent auditors for the fiscal year ending
                    December 31, 2002.

                    [ ]    For       [ ]     Against       [ ]     Abstain

Dated:                    2002
      ------------------,                    -----------------------------------

                                             -----------------------------------
                                                        SIGNATURE(S)

                                             Please sign exactly as your name
                                             appears hereon. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians and
                                             attorneys-in-fact should add their
                                             titles. If signer is a corporation,
                                             please give full corporate name and
                                             have a duly authorized officer
                                             sign, stating title. If signer is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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